Exhibit 10.4

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), made as of the __ day of __________, 2024, by and among Vivakor, Inc., a Nevada corporation (“Parent”), Empire Diversified Energy, Inc., a Delaware corporation (the “Company” and together with Parent, the “Parties”), and [●] (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, Parent and the Company (and other parties thereto) have entered into that certain Agreement and Plan of Reorganization dated February 26, 2024 (the “Merger Agreement”), and unless otherwise defined herein, capitalized terms used herein shall have the meaning provided to such terms in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, Company Stockholders will receive at the Closing [●] shares of Parent Common Stock as consideration in connection with the transactions contemplated under the Merger Agreement (the “Consideration Shares”);

WHEREAS, the Parties are entering into this Agreement pursuant to Section 8.05 of the Merger Agreement, whereby Parent and the Company agreed that, [●] Consideration Shares (the “Escrow Shares”) would be placed in escrow under the terms and conditions of this Agreement in the respective names and amounts set forth in Exhibit A attached hereto;

WHEREAS, the Escrow Agent will hold all Escrow Shares and establish such escrow on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, the Parties and the Escrow Agent (collectively, the “Signatories”) hereby agree as follows:

1. Appointment of Escrow Agent; Establishment of the Escrow.

1.1 The Parties hereby appoint the Escrow Agent to serve as Escrow Agent, and the Escrow Agent agrees to act as Escrow Agent in accordance with the terms of this Escrow Agreement.

1.2 Escrow Agent shall establish and maintain an escrow account on the terms and conditions set forth herein (the “Escrow Account”).

2. Appointment of Representatives. The Company shall deliver to the Escrow Agent a written authorization evidencing that it has been appointed and is authorized to act on behalf of the Company Stockholders under and in accordance with the terms and conditions set forth herein, and that the Company accepts such appointment. Escrow Agent agrees that all communications to the Company Stockholders relating to the Escrow Shares and the Escrow Account shall be through the Company.

3. Delivery and Deposit of Escrow Shares.

3.1 At Closing, Parent shall deliver the Escrow Shares to the Escrow Agent by instructing the Exchange Agent to deliver certificates or book entries for the Escrow Shares to be deposited in the Escrow Account.

3.2 The Escrow Shares shall not be subject to lien or attachment by any creditor of any party and shall be used solely for the purposes set forth in this Agreement. The Escrow Shares shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of any Party, or any of their affiliates owing to the Escrow Agent in any capacity. It shall not be the Escrow Agent’s obligation to solicit deposit of the Escrow Shares in the Escrow Account.

4. Term of Escrow. The Agreement shall take effect on the date first written above (the “Effective Date”) and shall remain in effect for a period of twelve (12) calendar months following the Effective Date (“Termination Date”), unless the Escrow Shares have been fully distributed or released pursuant to the terms and conditions of this Agreement then the date that all of the Escrow Shares have been released shall be the Termination Date.

5. Release of Escrow Shares.

5.1 In connection with the indemnification obligations of the Company Stockholders under Article VIII of the Merger Agreement (and subject to the limitation and terms set forth therein), a written notice substantially in the form of Exhibit B (“Certificate of Instruction”) shall be (a) signed by the authorized representative of Parent and (b) countersigned by the authorized representative of the Company, and delivered to the Escrow Agent, which shall set forth among other things, the number of Escrow Shares to be released by Escrow Agent from the Escrow Account and returned to Parent. Escrow Agent shall not be obligated to release the Escrow Shares per this Section 5.1 unless the Certificate of Instruction is countersigned by the authorized representative of the Company.

5.2 Upon the Termination Date, if no Certificate of Instruction has been received by the Escrow Agent, the Parties agree that the Escrow Agent is hereby authorized to release the Escrow Shares to the Company Stockholders in accordance with the percentages and quantities indicated in Exhibit A attached hereto as an integral part of this Agreement.

6. No Liability Upon Release.

6.1 Upon release of all of the Escrow Shares pursuant to the terms of Section 5 hereof, the Escrow Agent shall be relieved of any and all further obligations and released from any and all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of Escrow Shares to be released by the Escrow Agent under Section 5 hereof exceed the amount of the total Escrow Shares deposited in the Escrow Account.

7. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

7.1 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of this Agreement or the Merger Agreement or any other agreement in connection with the transactions contemplated hereunder or thereunder.

7.2 The Escrow Agent shall continue to maintain the Escrow Shares until the earlier of the Termination Date or when the Escrow Shares have been distributed or released in full pursuant to the terms of this Agreement.

7.3 The Escrow Agent shall be under no duty or responsibility to accept any additional Consideration Shares or enforce any Encumbrance on any Consideration Shares.

7.4 The Escrow Agent is authorized to perform only such duties, and shall have no duties or responsibilities other than, as specifically set forth herein. The Escrow Agent shall be under no liability to the other Signatories hereto or to anyone else by reason of any failure on the part of any signatory hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Except for amendments to this Escrow Agreement referred to below, and except for instructions given to the Escrow Agent relating to the Escrow Shares, the Escrow Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not the Escrow Agent has knowledge thereof.

7.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness, of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the Escrow Agent’s being obligated to undertake any action or investigation to verify the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document. The Escrow Agent shall have no responsibility with respect to the use or application of any documents delivered by the Escrow Agent pursuant to the provisions hereof.

7.6 In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Shares which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, then, in such event, the Escrow Agent shall be entitled to hold the Escrow Shares, or a portion thereof, in its possession pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Escrow Shares with the clerk of a court of competent jurisdiction in a proceeding to which all Parties in interest are joined. Upon the deposit by the Escrow Agent of Escrow Shares with the clerk of any such court, the Escrow Agent shall be relieved of any and all further obligations and released from any and all liability hereunder.

7.7 Any dispute which may arise among the Signatories hereto with respect to (a) the delivery, maintenance or release of the Escrow Shares, (b) the facts upon which the Escrow Agent’s determinations hereunder are based, (c) the duties of the Escrow Agent hereunder or (d) any other questions arising under this Escrow Agreement, shall be settled either by (i) a joint written notice of the Parties providing instructions to the Escrow Agent therein, or (ii) by entry of a final order, decree or judgment by a court of competent jurisdiction in the State of Delaware (the time for appeal therefrom having expired and no appeal having been perfected).

7.8 The Parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience. The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any of its members, partners, employees, agents or attorneys appointed by it, except in the case of bad faith, willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing, including itself, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel. The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless the Escrow Agent shall have given its prior written consent thereto.

7.9 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Shares or any part thereof or to file any financing statement under the Uniform Commercial Code or any similar regulatory or reporting agency or body used to perfect a security interest with respect to the Escrow Shares or any part thereof.

7.10 The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability to the other Signatories hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

7.11 Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood for such loss or damage and regardless of the form of action.

8. Resignation. The Escrow Agent may resign for any reason upon written Notice to the Parties specifying a date (not less than ten (10) business days after the giving of such Notice) when such resignation shall take effect. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit into, make any disbursement from or otherwise dispose of the Escrow Shares, but if a successor escrow agent shall have been appointed and written Notice thereof (including the name and address of such successor escrow agent) signed by the Parties and the successor escrow agent shall have been given to the resigning Escrow Agent, the Escrow Agent shall be authorized to pay over to the successor escrow agent the Escrow Shares, less any portion thereof previously distributed in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written Notice signed by the Parties and a successor escrow agent within the period of not more than ten (10) business days following the effective date of such resignation, then the resigning Escrow Agent shall be authorized to deposit the Escrow Shares, less any portion thereof previously distributed or cancelled in accordance with this Agreement, on or after such date, with the clerk of a court of competent jurisdiction, and the resigning Escrow Agent shall be authorized to notify the other Parties, in writing, of such deposit; whereupon, the Escrow Agent shall be relieved of all further obligations and released from any and all liability under this Agreement. Without limiting the provisions of Section 7 hereof, the resigning Escrow Agent shall be entitled to be jointly and severally reimbursed by the Parties, and the Parties shall be jointly and severally liable for any fees and expenses incurred in connection with the Escrow Agent’s resignation, the transfer of the Escrow Shares to a successor escrow agent or the distribution of the Escrow Shares pursuant to this Section 5.

9. Representations and Warranties. The Parties each represent, warrant and covenant to the Escrow Agent that:

9.1 No person, other than the Parties hereto, has, or shall have, any lien, claim, pledge or security interest in the Escrow Shares or any part thereof.

9.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Shares or any part thereof.

10. Fees and Expenses. The Company shall pay the Escrow Agent a fee of $[●] for its services hereunder. The Escrow Agent shall not be entitled to any additional compensation from the other Parties for its services hereunder.

11. Indemnification and Contribution

11.1 The Parties (the “Indemnitors”) jointly and severally agree to indemnify the Escrow Agent and its members, partners, employees, agents and associates (jointly and severally, the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, costs, damages and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees or any of them arising out of or relating in any way to this Agreement, any transaction to which this Agreement relates, or the services of the Escrow Agent hereunder, unless such action, claim or proceeding is the result of the bad faith, willful misconduct or gross negligence of the Indemnitees. For the purposes hereof, the term “expenses” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with or without the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

11.2 If the indemnification provided for in this Section 11 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including reasonable counsel fees and disbursements, actually paid or incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any claim, demand, action, suit or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

11.3 Any Indemnitee which proposes to assert the right to be indemnified under this Section 11, promptly after receipt of Notice of the commencement of any action, suit or proceeding against such Indemnitee in respect of which a claim or demand is to be made against any Indemnitor under this Section 11, will give Notice to the Indemnitors of the commencement of such action, suit or proceeding; provided, however, that failure to give such Notice shall not relieve the Indemnitors from any liability which they may have to any Indemnitee otherwise than under this Section 11. In case any such action, suit or proceeding shall be brought against any Indemnitee or Indemnitees and such Indemnitee or Indemnitees shall have given Notice to the Indemnitors of the commencement thereof, the Indemnitors or any of them shall be entitled to participate in and, to the extent that such Indemnitors shall wish, to assume the defense thereof, including without limitation by selecting counsel to defend such action, suit or proceeding, which counsel shall be reasonably satisfactory to the Indemnitee, at the cost and expense of the Indemnitors. The Indemnitees shall nevertheless have the right to employ its or their respective counsel in any such action, and in such event, the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnitees. If such Indemnitee or Indemnitees shall have concluded reasonably that there may be a conflict of interest among the Indemnitors and such Indemnitee or Indemnitees in the conduct of the defense of such action, then, notwithstanding anything contained herein to the contrary, the Indemnitors shall not have the right to direct the defense of such action on behalf of such Indemnitee or Indemnitees.

11.4 The provisions of this Section 11 shall survive any termination of this Agreement, whether by disbursement of the Escrow Shares, resignation of the Escrow Agent or otherwise.

12. Further Assurances. The Parties, jointly and severally, agree to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent from time to time reasonably may request in connection with the administration, maintenance, enforcement or adjudication of this Agreement, in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent’s rights, powers, privileges, remedies and interests under this Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege or remedy, or (c) to otherwise effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be acceptable to the Escrow Agent.

13. Cumulative Rights. The rights and remedies granted to the Escrow Agent in this Agreement are cumulative and not exclusive and are in addition to any and all other rights and remedies granted and permitted under and pursuant to law.

14. No Waiver. The failure of any of the Signatories hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

15. Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding of the Signatories hereto, and no amendment, modification or waiver of any provision herein shall be effective unless consented thereto in writing by all of the Signatories hereof. This Agreement and the agreements referred to herein are intended by the Signatories hereof as a final expression of their agreements and are intended to be a complete and exclusive statement of the agreements and understandings of the Signatories hereof in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, with respect to the subject matter hereof, other than those set forth or referred to herein and therein. This Agreement and the agreements referred to herein supersede all prior agreements and understandings among the Signatories with respect to such subject matters.

16. Termination. Subject to Section 7.6, Section 7.7 and Section 8, this Agreement shall terminate on the Termination Date.

17. Governing Law. This Agreement and all matters arising out of or relating to this Agreement shall be governed, construed, interpreted, and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

18. Binding Effect. This Agreement shall bind and inure to the benefit of the Signatories hereto, their successors and assigns.

19. Assignment and Delegation of Duties. This Agreement may not be assigned by the Signatories hereof, and no duty of any signatory hereof may be delegated to any other person.

20. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

21. Notices. Any notice or other communication under the provisions of this Agreement (each, a “Notice”) shall be in writing, and shall be effective when delivered in person, by nationally recognized overnight courier service, by facsimile transmission electronically confirmed during normal business hours, or three (3) days after having been mailed by certified mail, return receipt requested, to the Signatories at their respective addresses set forth in Section 9.07 of the Merger Agreement.

22. Unenforceability; Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority, to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

23. No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the Signatories hereto, and no other person shall have any right or claim against any signatory by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any signatory hereof.

24. Counterparts. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

25. Definitions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the term “or” shall be deemed to include the term “and/or;” singular or plural tenses shall be deemed to include the opposite whenever the context so indicates or requires; and article, section, subsection, paragraph, clause, schedule and exhibit references are to this Agreement unless otherwise specified.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

VIVAKOR, INC., a Nevada corporation	ESCROW AGENT:

By:	By:
Name:	Name:
Title:	Title:

EMPIRE DIVERSIFIED ENERGY,INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

Distribution of Escrow Shares

To Company Stockholders:

[LIST]

A-1

EXHIBIT B

Certificate of Instruction

to

[●],

as Escrow Agent

The undersigned, [●], (“[●]”), being an authorized representative of [●], and pursuant to Section 5.1 of the Escrow Agreement dated as of __________, 2024 (“Escrow Agreement”), hereby instructs you to release from the Escrow Account and deliver to [●], either through delivery of certificates or book entries for [●] shares of [●] to and for the account of [●]. Capitalized terms used herein shall have the meaning assigned to such terms in the Escrow Agreement. Except for the countersignature of [●], the undersigned acknowledges and confirms that no further confirmation or other actions are required on the part of the Escrow Agent to execute and undertake the release of the [●] contemplated herein.

[●]

By:
Name:
Title:	[	]
Date:

Acknowledged and Agreed,

[●]

By:
Name:	[	]
Title:	[	]
Date:

B-1